Exhibit 23(a)


           Consent of Independent Public Accountants



To Vanguard Cellular Systems, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 18, 1996, February 26, 1997 and March 17, 1997 included in Vanguard Cellular Systems, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP

Greensboro, North Carolina,
August 29, 1997